Exhibit 99.4
News Release

FOR IMMEDIATE RELEASE
APRIL 4, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES CASH TENDER OFFERS
FOR UP TO $1.0 BILLION OF CONTINGENT CONVERTIBLE SENIOR NOTES

OKLAHOMA CITY, OKLAHOMA, APRIL 4, 2011 – Chesapeake Energy Corporation (NYSE:CHK) today announced that it has commenced tender offers to acquire a portion of the outstanding principal amount of each series of its contingent convertible senior notes listed in the table below (collectively, the “Convertible Notes”).

Convertible Notes	CUSIP Number(s)	Principal Amount Outstanding	Series Maximum	Conversion Factor	Tender Premium(1)	Maximum Purchase Price(2)
2.75% Contingent Convertible Senior Notes due 2035	165167BW6	$451,071,000	$300,000,000	17.9952	$577.00	$1,240.00
2.50% Contingent Convertible Senior Notes due 2037(3)	165167BZ9 165167CA3	$1,377,979,000	$350,000,000	16.5351	$556.00	$1,165.00
2.25% Contingent Convertible Senior Notes due 2038	165167CB1	$612,118,000	$350,000,000	7.5678	$688.00	$967.00

(1)	Per $1,000 in principal amount of Convertible Notes validly tendered (and not validly withdrawn) and accepted for purchase in the tender offers.

(2)
Per $1,000 in principal amount of Convertible Notes validly tendered (and not validly withdrawn) and accepted for purchase in the tender offers, and excluding accrued and unpaid interest from the last interest payment date, which will be paid in addition to the purchase price to, but not including, the applicable settlement date of the tender offers.

(3)
For the purposes of the tender offers, including proration, and consistent with their terms, all of the 2.50% Contingent Convertible Senior Notes due 2037 will be treated as a single series, notwithstanding any differences in CUSIP numbers.

INVESTOR CONTACTS:		MEDIA CONTACTS:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Holders whose Convertible Notes are validly tendered (and not validly withdrawn) and accepted for purchase by Chesapeake before the expiration date of the tender offers, which is 11:59 p.m., New York City time, on April 29, 2011 (unless extended or earlier terminated), will receive in cash, for each $1,000 in principal amount of Convertible Notes tendered, consideration equal to the sum of:

•
the arithmetic average volume weighted price per share of the Company's common stock beginning on April 20, 2011 and ending on April 27, 2011, but excluding April 22, 2011 (calculated as described in the Offer to Purchase), multiplied by the applicable Conversion Factor set forth in the table above; plus

•	a fixed cash amount equal to the applicable Tender Premium set forth in the table above;

provided that in no event will the purchase price per $1,000 in principal amount of Convertible Notes be more than the applicable Maximum Purchase Price set forth in the table above.  In addition, holders will receive in respect of their Convertible Notes that are accepted for purchase, accrued and unpaid interest on the principal amount of the accepted Convertible Notes from the last interest payment date to, but not including, the applicable settlement date of the tender offers.

The Company will determine the final purchase price promptly after the close of trading on the New York Stock Exchange on April 27, 2011 (the “Pricing Date”) and will announce the final purchase price no later than 9:00 a.m., New York City time, on the business day immediately following the Pricing Date. The final purchase price also will be posted at such time on the internet at www.gbsc-usa.com/chesapeake and available from the Information Agent for the tender offers.  Prior to determining the final purchase price, an indicative purchase price will be posted on the website www.gbsc-usa.com/chesapeake and will be available from the Information Agent for the tender offers.

The principal amount of each series of Convertible Notes that Chesapeake is offering to purchase in the tender offers is set forth in the table above in the column entitled "Series Maximum."  If the aggregate principal amount of Convertible Notes of any series validly tendered (and not validly withdrawn) and accepted for purchase by Chesapeake exceeds the Series Maximum for such series of Convertible Notes, Chesapeake will accept tendered notes of such series on a pro rata basis, as more fully set forth in the Offer to Purchase.

Chesapeake also announced today that it has commenced separate tender offers to acquire up to $1.0 billion in principal amount of its 7.625% Senior Notes due 2013, 9.500% Senior Notes due 2015, 6.250% Euro-denominated Senior Notes due 2017, 6.500% Senior Notes due 2017, 6.875% Senior Notes due 2018, 7.250% Senior Notes due 2018 and 6.625% Senior Notes due 2020 (collectively, the "Non-Convertible Notes").

Chesapeake currently anticipates retiring approximately $2.0 billion in aggregate principal amount of the Convertible Notes and the Non-Convertible Notes in the tender offers for the Convertible Notes and such concurrent tender offers. None of the tender offers for the Convertible Notes are conditioned on the results of the separate concurrent tender offers for the Non-Convertible Notes.  This announcement is not an offer to purchase or a solicitation of an offer to sell the Convertible Notes, the Non-Convertible Notes or any other securities.  The tender offers are only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.

The complete terms and conditions of the tender offers are set forth in the Offer to Purchase and the related Letter of Transmittal dated today, which are being sent to holders of the Convertible Notes.  Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offers.  Holders must make their own decisions as to whether to participate in the tender offers, and if they decide to do so, the principal amount of the Convertible Notes to tender.

Holders may obtain copies of the Offer to Purchase and the related Letter of Transmittal online at the Securities and Exchange Commission’s (“SEC's”) website at www.sec.gov as exhibits to the Tender Offer Statement on Schedule TO filed by Chesapeake with the SEC.  Holders may also obtain copies of the Offer to Purchase and the related Letter of Transmittal from the Depositary and Information Agent for the tender offers, Global Bondholder Services Corporation, at (212) 430-3774 (collect, for banks and brokers only) and (866) 470-4200 (toll free).

Chesapeake has retained Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and RBS Securities Inc. as the Dealer Managers for the tender offers.  Questions regarding the tender offers may be directed to the Dealer Managers at the addresses and telephone numbers set forth below:

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attn: Equity Capital Markets Syndicate Desk
By Telephone:
 (855) 287-1922 (toll free)
(212) 250-7527 (collect)
+ 44 (0) 20 7545 8011 (London)

Citigroup Global Markets Inc.
390 Greenwich St., 1st Floor
New York, NY 10013
Attn: Liability Management Group
By Telephone:
(800) 558-3745 (toll free)
(212) 723-6106 (collect)
+44 (0) 20 7986 8969 (London)

RBS Securities Inc. 600 Washington Blvd. Stamford, CT 06901 Attn: Liability Management Group By Telephone: (877) 297-9832 (toll free) (203) 897-6145 (collect) +44 (0) 20 7085 4634 (London)
None of Chesapeake, the Dealer Managers, the Depositary and Information Agent or any other person makes any recommendation as to whether holders of the Convertible Notes should participate in the tender offers, and no one has been authorized to make such a recommendation.

This news release contains forward-looking statements, including the expected consummation of the tender offers and the anticipated principal amounts of notes to be retired.  Forward-looking statements give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectations expressed. See the "Risk Factors" discussion in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 1, 2011 for a discussion of risk factors that affect our business.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release.

Chesapeake Energy Corporation is the second-largest producer of natural gas and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash, Tonkawa, Cleveland, Mississippian, Wolfcamp, Bone Spring, Avalon and Niobrara unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information and presentations and all recent press releases.